Exhibit 10.4

ADMINISTRATIVE SERVICES AGREEMENT

THIS ADMINISTRATIVE SERVICES AGREEMENT (this "Agreement") is made and entered into as of June 1, 2015 (the “Effective Date”) by and between ANGELL ENERGY, LLC, a Texas Limited Liability Company ("ANGELL") and APOLLO ENERGY SERVICES, LLC, a Minnesota limited liability company ("APOLLO").

RECITALS:

A. ANGELL desires APOLLO to provide certain management, operation and administrative services to it.

B. The parties desire to set forth in writing their agreement pursuant to which APOLLO will provide such services to ANGELL and ANGELL will compensate APOLLO therefor.

AGREEMENTS:

In consideration of the foregoing premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.	Term. The term of this Agreement shall commence as of the Effective Date, shall continue for a period of five (5) years, and shall be automatically renewed thereafter, on all the same terms and conditions, for successive terms of one (1) year each unless one party notifies the other that this Agreement will not be so renewed no later than thirty (30) days prior to the expiration of the original or any renewal term of this Agreement (the "Term").

2.	Management, Operational and Administrative Services. During the Term, APOLLO shall provide management, operational and administrative services as required by ANGELL and other services incident thereto, including, but not limited to, the following (collectively, the "Services"):

a.	Management Services:

(i)	Human resource management including assistance with hiring, training, locating temporary employment, providing employment-related forms, etc.;

(ii)	Management information and information technology services;

(iii)	Provision of standardized documentation and manuals;

(iv)	If requested, assistance with the preparation of financial statements;

(viii)	Coordination of and advice with respect to marketing plans and initiatives;

(ix)	Coordination of legal and accounting services;
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(x)	Coordination and development of purchase, sale, bidding and pricing standards;

(xi)	Consultation on establishment of risk management policies;

(xii)	Consultation on compliance with governmental regulations, including without limitation, those of the U.S. Federal Energy Regulatory Commission, including annual compliance training; and;

(xiv)	Such other services as ANGELL shall reasonably request or are appropriate to be provided.

b.	Administrative and Operational Services:

(i)	Personnel of APOLLO as needed, to carry out the Services: and

(ii)	Advice and consultation with respect to insurance. Notwithstanding the foregoing, ANGELL shall be responsible for the purchase of and submission and prosecution of all claims with respect to all workers' compensation, general liability, automobile liability, excess/umbrella, property, casualty, errors and omissions and other insurance with respect to ANGELL and its assets and business, and shall pay all premiums owing with respect thereto.

c. Start Up Services:

(i)	APOLLO shall provide all services reasonably necessary or appropriate for ANGELL to commence an electricity wholesale trading operation, including qualifying for trading in markets administered by Regional Transmission Organizations, Independent System Operators and other market exchanges, as requested by ANGELL. APOLLO shall not be responsible for, or have any control over, any of ANGELL's trading or business activities, which shall be solely the responsibility of ANGELL. Without limiting the generality of the foregoing, APOLLO shall not provide any direction or advice with respect to trading strategies, techniques or individual trades and ANGELL shall be solely responsible for trading gains and losses and compliance with all laws, regulations and policies of FERC, trading markets, and all governmental authorities.

(ii)	APOLLO shall provide advice and consultation to ANGELL with respect to trader compensation plans.

(iii)	Pursuant to a Software License Agreement to be entered into between the parties, APOLLO shall sublicense to ANGELL the right to use APOLLO’s proprietary Datalive™ trading system and shall provide training on the use of Datalive.

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3.	Compensation. In consideration of the Services provided by APOLLO, ANGELL shall pay to APOLLO:

(a)	A management fee equal to $75,000 per month for the first six months this Agreement is in effect. At the conclusion of such six month period, the parties will agree on an appropriate fee for the services being provided for the balance of the term or such shorter period as they shall agree upon.

(b)	ANGELL shall reimburse APOLLO for all out-of-pocket expenses incurred by APOLLO and its personnel in performing the Services for ANGELL to the extent not otherwise included above. Such reimbursements shall be due and payable immediately upon a receipt from APOLLO of an invoice therefor.

(c)	ANGELL shall compensate APOLLO for special projects undertaken by APOLLO for the benefit of ANGELL in such amounts as to which the parties may from time to time agree.

4.	Employee Benefits. APOLLO shall be responsible for the payment of all salaries, benefits, and withholding and other taxes for its employees who perform services for ANGELL pursuant to this Agreement.

5.	Indemnification.

(a)	By APOLLO: APOLLO shall indemnify and hold ANGELL, and its respective members, managers, governors, officers, employees and agents ("indemnitees") harmless from any and all claims, damages, injuries, losses, expenses, liabilities, actions or causes of action (including, reasonable attorneys’ fees incident to any of the foregoing), resulting from or arising out of any breach by APOLLO of the provisions of this Agreement based upon APOLLO's gross negligence or intentional misconduct.

(b)	By ANGELL: ANGELL shall indemnify and hold APOLLO, and its members, governors, officers, employees and agents ("indemnitees") harmless from any and all claims, damages, injuries, losses, expenses, liabilities, actions or causes of action (including, reasonable attorneys’ fees incident to any of the foregoing), resulting from or arising out of (i) any breach by ANGELL of the provisions of this Agreement’ (ii) any damages, losses, claims and penalties resulting from ANGELL's or its traders violation or alleged violation of any law, regulation, or policy of FERC, any trading market, and any other governmental authority; (iii) any trading loss or damage caused by any trader; and (iv) any third-party claims resulting from the operations, actions, or failures to act of ANGELL.

(c)	Limitation. Notwithstanding anything to the contrary in this Agreement, there will be no liability or payments for consequential, special, indirect or incidental, exemplary or special damages, or costs or expenses, whether or not relating to claims for indemnification and APOLLO’s obligations hereunder shall not exceed the amounts received by it under this Agreement.
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(d)	Independent Contractor. In performing the Services hereunder, APOLLO and its employees shall operate as and have the status of independent contractors. This Agreement shall not create a partnership, joint venture, or employer-employee relationship between APOLLO and ANGELL.

6.	Miscellaneous.

(a)	Governing Law. This Agreement shall be governed by the laws of the State of Minnesota, without regard to conflict of law rules.

(b)	Non-waiver. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any term, covenant or condition or of any breach of any term, covenant or condition under this Agreement, whether by conduct or otherwise, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant or condition of this Agreement.

(c)	Severability. If any provision or term of this Agreement is held by a court of competent jurisdiction to be contrary to law, unenforceable, or invalid in any situation, the remaining provisions and terms of this Agreement shall remain in full force and the validity or enforceability of the offending term or provision shall not be affected in any other situation or in any other jurisdiction.

(d)	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same

(e)	Entire Agreement and Amendment. This Agreement sets forth the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements between them with respect thereto. This Agreement may be amended only by a writing executed by all parties to this Agreement.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the day and year first above written.

ANGELL ENERGY, LLC	APOLLO ENERGY SERVICES, LLC

By: _/s/ Michael C. Angell___________	By: _/s/ Timothy S. Krieger_________
Michael C. Angell	Timothy S. Krieger
Its: President/CEO	Its: President/CEO

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